UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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DARDEN RESTAURANTS, INC.

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OVERVIEW

DARDEN’S BOARD NOMINEES

SHAREHOLDER COMMUNICATIONS

NEWS & INFORMATION

FAQS

CONTACTS

Overview

Darden will hold its 2014 Annual Meeting of Shareholders on October 10, 2014. The Darden Board of Directors is committed to looking at the Company with a fresh perspective and recently announced a new slate that aligns with that priority. As recently announced, Darden’s slate of director nominees for election at the Annual Meeting includes:

Four new independent nominees unaffiliated with the Company or Starboard Value L.P. and its affiliates (“Starboard”): Gregory L. Burns, Jeffrey H. Fox, Steve Odland, and Enrique Silva. These new independent nominees, all of whom are current or former Chief Executive Officers, provide additional international restaurant, franchise, consumer, real estate and operations expertise to support the development, oversight and execution of Darden’s operating and brand initiatives, including the turnaround of Olive Garden and the Brand Renaissance plan;

Four highly-qualified continuing independent director nominees who provide important and deep understanding of the Company’s operations and the shifts in industry and consumer trends over time and who have a record of taking proactive, decisive action to best position Darden for continued improvement and success: Michael W. Barnes, Christopher J. Fraleigh, Michael D. Rose, and Maria A. Sastre; and

Four seats to be filled by candidates proposed by Starboard so that its nominees can directly participate in the decisions regarding Darden’s strategic direction, including the selection of the Company’s next Chief Executive Officer.

With this slate, eight of Darden’s 12 directors would be new to the Board this year. With the new Board, a new independent Chairman would be appointed and all Board committees would also be reconstituted.

Together with a new Chief Executive Officer, the search for whom is underway, we believe this is substantial and positive change – and a comprehensive revamping of Darden’s corporate governance structure.

Read What Many Industry Experts Are Saying

See the Newly Remodeled Olive Garden

Attending the Annual Meeting

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OVERVIEW

DARDEN’S BOARD NOMINEES

SHAREHOLDER COMMUNICATIONS

NEWS & INFORMATION

FAQS

CONTACTS

Darden’s Board Nominees

With Darden’s reconstituted Board slate, eight of its 12 directors would be new to the Board this year. In Darden’s view, these director nominees are proven leaders in their respective fields with knowledge and expertise relevant to the needs of the business and the Company’s strategies. Darden’s director nominees have experience that we consider especially relevant, including:

Leading global consumer and retail companies with skill sets in operations, food service and restaurants, hospitality, consumer marketing/brand building, supply chain and distribution management, and consumer packaged goods;

Developing and executing significant corporate turnarounds through operational improvements, increased financial discipline and exiting of non-core businesses;

Optimizing asset portfolios through franchising, real estate development, and mergers and acquisitions, with many of Darden’s independent directors directly overseeing or guiding the strategic direction of real estate portfolios;

Serving as senior executive leaders at other publicly traded companies, including in the roles of Chairman, Chief Executive Officer, Chief Operating Officer, as well as serving in Board committee leadership roles and as individual directors; and

Developing strategies and policies in other key areas, including technology, human resources, and corporate governance

The leadership of these director nominees is complemented by Darden’s deep management team, including Darden’s President and Chief Operating Officer, Specialty Restaurant Group President and seven brand Presidents, who collectively have over 225 years of combined restaurant operations experience and a proven record in running restaurant operations at Darden and elsewhere.

The Company’s four new independent nominees, all of whom are current or former Chief Executive Officers, strengthen Darden’s slate with additional restaurant, franchise, consumer, and operations expertise to support the development, oversight and execution of Darden’s operating and brand initiatives, including the turnaround of Olive Garden and the Brand Renaissance plan. They include:

Gregory L. Burns

Gregory L. Burns is a 26-year veteran of the restaurant industry having led O’Charley’s Inc., a multi-concept restaurant company, as Chief Executive Officer for 14 years and serving as its Chairman for 13 years. Mr. Burns’ expertise focuses on brand management through high-quality food and beverage, and service execution. Mr. Burns also has a track record of successfully developing long-term strategic business plans that encompass and balance operations and new unit growth with capital requirements.

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DARDEN

OVERVIEW DARDEN’S BOARD NOMINEES SHAREHOLDER COMMUNICATIONS NEWS & INFORMATION FAQS CONTACTS

2014 Annual Report

Click here for the 2014 Annual Report.

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DARDEN

OVERVIEW DARDEN’S BOARD NOMINEES SHAREHOLDER COMMUNICATIONS NEWS & INFORMATION FAQS CONTACTS

Letters to Shareholders

Date Topic

September 4, 2014 Darden Reviews New State of Independent Director Nominees and Highlights Risks Associated with the Full Board Turnover that Starboard is Seeking

August 4, 2014 The Facts About the Red Lobster Divestiture

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DARDEN

OVERVIEW DARDEN’S BOARD NOMINEES SHAREHOLDER COMMUNICATIONS NEWS & INFORMATION FAQS CONTACTS

Events & Presentations

Future Events

October 10, 2014 2014 Annual Meeting of Shareholders

Past Events

September 15, 2014 Operating Darden with the Right Talent, Direction and Priorities

Press Release

Presentation

September 12, 2014 FY15 First Quarter Earnings Conference Call

Press Release

Listen to Webcast

September 9, 2014 Providing Shareholders the Balance of Fresh Perspectives and Continuity to Support Continued Progress and Success

Presentation

September 9, 2014 Analytical Insights into Starboard’s Proposed Transactions as Requested by and for the Benefit of Shareholders

Presentation

August 4, 2014 Update on Successful Red Lobster Sale Process

Press Release

Presentation

June 20, 2014 FY14 Fourth Quarter Earnings Conference Call/ Strategic Action Plan Review & FY15 Outlook

Press Release

Presentation

Listen to Webcast

May 16, 2014 Red Lobster Sale Announcement

Press Release

Presentation

March 3, 2014 Strategic Action Plan to Enhance Shareholder Value

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OVERVIEW

DARDEN’S BOARD NOMINEES

SHAREHOLDER COMMUNICATIONS

NEWS & INFORMATION

FAQS

CONTACTS

What Many Industry Experts are Saying

Darden’s leadership is successfully executing an operating plan that we believe will result in exceptional returns for our shareholders and growth for our brands that exceeds industry benchmarks, while still supporting the Company’s current $2.20 per share annual dividend. We are concerned that replacing the entire Darden Board, as Starboard is seeking to do, would be significantly disruptive and destabilizing to the Company, and would introduce significant risks to shareholder value, particularly given the progress we are making. Numerous industry analysts are supportive of the actions we are taking and recognize the positive change underway at Darden.

Read what many industry experts are saying about…

The benefits of Darden’s new slate, which includes 8 of 12 independent directors new this year

Executing the Olive Garden Brand Renaissance

Developing LongHorn Steakhouse

Building on the Specialty Restaurants’ solid performance

Optimizing Darden’s cost structure

Modifying Darden’s executive compensation and incentive programs

Darden’s strategic plan

Many industry analysts recognize that Darden’s new slate provides benefits of new perspectives as well as continuity of experience and expertise…

“Darden separately filed a revised four new/four incumbent/four Starboard slate for nomination at the October 10 AGM... In our view, this approach balances the need for fresh ideas with historical experience and perspective.” (Susquehanna Financial Group, 03-Sep-2014)

“Darden’s slate includes four existing board members and four new nominees, which along with Starboard’s four seats, would yield a group that could bring fresh perspective to DRI while allowing for some continuity that would not be associated with Starboard’s plan to replace the entire board. We believe DRI’s new proposal reflects a prudent approach.” (Robert W. Baird & Co, 02-Sep-2014)

“We expect shareholders will like this plan as it should provide the change agents shareholders are seeking without giving Starboard complete control.” (KeyBanc, 02-Sep-2014)

“Starboard gets 4 seats (up from 3 prior), along with nomination of 4 new independents & 4 incumbents. We believe a reasonable concession, providing ‘benefits of fresh perspectives and continuity while avoiding risks associated with full board turnover.” (Barclays, 02-Sep-2014)

“We generally view this decision favorably, as the new independent and Starboard board members can bring additional perspective in expanding brand reach, improving operations, or exploring potential real estate transactions.” (Morningstar, 02-Sep-2014)

DARDEN

OVERVIEW

DARDEN’S BOARD NOMINEES

SHAREHOLDER COMMUNICATIONS

NEWS & INFORMATION

FAQS

CONTACTS

DARDEN

Media Coverage

Date Headline

September 12, 2014 Bull vs. bear: Darden Restaurants too risky?, CNBC

September 12, 2014 Starboard slams Darden for. homemade soup?, Orlando Sentinel

September 2, 2014 Darden Offers New Olive Branch To Activists As Vote Looms, Law 360

September 2, 2014 Darden Shakes Up Its Board After Agitation by Investor Starboard, Wall Street Journal

September 2, 2014 Darden to give activist investor Starboard four board seats, Nation’s Restaurant News

August 4, 2014 Darden: Red Lobster’s Decline Forced Sale, Restaurant Finance Monitor

July 29, 2014 Olive Garden update: How designers tackled the job, Orlando Sentinel

July 29, 2014 Darden names new chairman as CEO Clarence Otis steps down, UnderCurrent News

July 14, 2014 Red Lobster and Olive Garden: A Tale of Two Restaurant Turnarounds, Dow Jones LBO Wire

July 8, 2014 Olive Garden to Revamp Restaurant Design, Online Ordering, Wall Street Journal

July 8, 2014 Olive Garden unveils design revamp, Nation’s Restaurant News

July 2, 2014 Darden bets big on $40M Olive Garden makeover, Orlando Sentinel

June 29, 2014 Why Darden Kept Olive Garden and Dumped Red Lobster, The Motley Fool

June 20, 2014 CNBC “Squawk on the Street”

June 20, 2014 CNBC “Street Signs”

May 16, 2014 CNBC “Squawk on the Street”

May 16, 2014 Darden to Sell Red Lobster for $2.1 Billion, The New York Times

May 16, 2014 Darden to Sell Red Lobster to Golden Gate for $2.1 Billion, Bloomberg

May 9, 2014 Olive Garden Heads Back Into Kitchen as Activists Circle: Retail, Bloomberg

April 29, 2014 The fight for Darden: Wall Street fight hits home, Orlando Sentinel

February 24, 2014 Lobster tale, Breakingviews

Press Releases

Year 2014

Date Headline

September 15, 2014 Darden Files Investor Presentation Regarding Operating Initiatives

September 12, 2014 Darden Issues Statement Regarding Starboard’s Operational Plan

September 12, 2014 Darden Reports Fiscal First Quarter Results From Continuing Operations; Affirms Adjusted Earnings Outlook For Fiscal 2015 And Declares Quarterly Dividend

September 11, 2014 Darden Restaurants To Host Its FY15 First Quarter Conference Call On The Internet

September 9, 2014 Darden Files Definitive Proxy Materials And Two Investor Presentations In Connection With 2014 Annual Meeting

September 5, 2014 Darden Restaurants To Host Its FY15 First Quarter Conference Call On The Internet

September 4, 2014 Darden Issues Open Letter To Shareholders

September 2, 2014 Darden Announces New Director Nominees For 2014 Annual Meeting Of Shareholders

September 2, 2014 Darden Announces Expected Fiscal First Quarter Results That Reflect Continued Progress On Operating Priorities And Affirms Earnings Outlook For Fiscal 2015

August 28, 2014 Darden Reschedules 2014 Annual Meeting Of Shareholders For Friday, October 10, 2014

August 15, 2014 Darden Retains Russell Reynolds Associates For CEO Search

August 11, 2014 Darden Completes Repurchase Of $900 Million Of Previously Announced $1 Billion Debt Retirement; Affirms Annual EPS Outlook And Provides Quarterly EPS Expectations

August 8, 2014 Darden Announces Final Tender Results for Cash Tender Offer

July 31, 2014 Darden Announces Accelerated Stock Buyback

July 28, 2014 Darden Board To Nominate Nine Of 12 Director Candidates For Election At 2014 Annual Meeting of Shareholders

July 28, 2014 Darden Announces Leadership Succession Plan

July 28, 2014 Darden Completes Sale Of Red Lobster To Golden Gate Capital

OVERVIEW

DARDEN’S BOARD NOMINEES

SHAREHOLDER COMMUNICATIONS

NEWS & INFORMATION

FAQS

CONTACTS

Fact Sheets

Red Lobster Sale Fact Sheet

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OVERVIEW DARDEN’S BOARD NOMINEES SHAREHOLDER COMMUNICATIONS NEWS & INFORMATION FAQS CONTACTS

Email Alerts

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Press Release

Webcasts and Events

SEC Filing

Financial Report

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OVERVIEW DARDEN’S BOARD NOMINEES SHAREHOLDER COMMUNICATIONS NEWS & INFORMATION FAQS CONTACTS

FAQs

How do I vote?

Who are Darden’s director nominees to the Board?

Why should I vote “FOR ALL” of Darden’s director nominees to the Board?

Who is Starboard Value LP?

I received a white card from Starboard Value LP. What should I do with that?

What should I do if I receive more than one BLUE proxy card or voting instruction form?

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OVERVIEW DARDEN’S BOARD NOMINEES SHAREHOLDER COMMUNICATIONS NEWS & INFORMATION FAQS CONTACTS

Contacts

Darden’s Proxy Solicitor

Innisfree M&A Incorporated

877-825?8631

Darden Investor Relations

407-245-5288

Darden Media Relations

407-245-5366

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OVERVIEW

DARDEN’S BOARD NOMINEES

SHAREHOLDER COMMUNICATIONS

NEWS & INFORMATION

FAQS

CONTACTS

How to Attend the Annual Meeting

The Annual Meeting will be held on Friday, October 10, 2014, at 9:00 a.m., Eastern Daylight Time, at the JW Marriott Orlando Grande Lakes, 4040 Central Florida Pkwy, Orlando, FL 32837. When you arrive, signs will direct you to the appropriate room. You should be prepared to present valid government-issued photo identification, such as a driver’s license or passport, for admittance.

In addition, if you are a shareholder of record, your name will be verified against the list of shareholders of record prior to admittance to the Annual Meeting. If you are a beneficial owner, you must provide proof of beneficial ownership on the Record Date, such as your account statement showing that you owned our Common Stock as of August 11, 2014, a copy of the voting instruction form provided by your broker, bank or other nominee, or other similar evidence of ownership.

If you do not provide valid government-issued photo identification and comply with the other procedures outlined above, you will not be admitted to the Annual Meeting. You do not need to attend the Annual Meeting to vote. Even if you plan to attend the Annual Meeting, please submit your vote in advance. Click here for further information on how to vote.

Virtual Attendance

Please note that if you are unable to attend the Annual Meeting in person, you may attend and participate in the meeting, including submitting questions, via the Internet. Instructions on how to attend the virtual meeting will be made available to our shareholders at least two weeks prior to the Annual Meeting. Please note that beneficial holders planning to attend the Annual Meeting virtually must make arrangements with the holder of record, as may be appropriate, to ensure that such beneficial holders obtain a legal proxy in time to vote at the virtual meeting.

Questions

If you have any questions about attending the Annual Meeting or how to vote, please contact Darden’s proxy solicitor in this matter:

INNISFREE M&A INCORPORATED

Shareholders Call Toll-Free: (877) 825-8631